SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [ x ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[ x ]  Definitive Proxy Statement
[   ]  Definitive Addditional Materials
[   ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e) (2))

                     DATA TRANSMISSION NETWORK CORPORATION
                (Name of Registrant as Specified in its Charter)
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1) Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------
       5) Total fee paid:

          ----------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:
                                        ----------------------------------
          2)   Form, Schedule or Registration Statement No.:
                                                             -------------
          3)   Filing Party:
                            ----------------------------------------------
          4)   Date Filed:
                          ------------------------------------------------

                      DATA TRANSMISSION NETWORK CORPORATION
                         9110 West Dodge Road, Suite 200
                              Omaha, Nebraska 68114
                                 (402) 390-2328


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 23, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Data Transmission Network Corporation, a Delaware corporation (the "Company"), will be held at the Holiday Inn - Old Mill, 655 North 108th Avenue, Omaha, Nebraska on Wednesday, April 23, 1997 at 10:00 A.M. Omaha time for the following purposes, as more fully described in the accompanying Proxy Statement:

         1.     To elect seven directors to the Board of Directors.

         2. To consider and vote upon a proposal to approve an amendment to the Company's Stock Option Plan of 1989.

         3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP independent auditors for the Company for the 1997 fiscal year.

         4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on March 5, 1997, as the record date for determination of the stockholders of the Company entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope provided. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/   Brian L. Larson
                                             ------------------------------
Omaha, Nebraska                              Brian L. Larson
March 10, 1997                               Secretary

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                      DATA TRANSMISSION NETWORK CORPORATION
                                Proxy Statement

                                     Index                                 Page
-------------------------------------------------------------------------------
Proxy Statement ...........................................................   1

Proxies ...................................................................   1

Voting Securities .........................................................   1

Election of Directors .....................................................   2

Ownership By Certain Beneficial Owners and Management .....................   4

Executive Compensation ....................................................   6

Compensation Committee Report of Executive Compensation ...................  10

Amendment to Employee Stock Option Plan ...................................  12

Approval of Appointment of Auditors .......................................  14

Transactions with Management ..............................................  14

Compensation Committee Interlocks and Insider Participation ...............  14

Stockholder Proposals for 1998 Annual Meeting .............................  14

Section 16(a) Beneficial Ownership Reporting Compliance ...................  14

Other Matters .............................................................  15

Miscellaneous .............................................................  15

Exhibit A - Fifth Amendment to Stock Option Plan of 1989 ..................  16


                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 23, 1997


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Data Transmission Network Corporation, a Delaware corporation (the Company"), to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at the Holiday Inn - Old Mill, 655 North 108th Avenue, Omaha, Nebraska on Wednesday, April 23, 1997, at 10:00 A.M. Omaha time. Stockholders of record at the close of business on March 5, 1997 are entitled to notice of and to vote at the Meeting. The Company's principal executive offices are located at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.

                                     PROXIES

     Proxies are being solicited by the Board of Directors of the Company with all costs of the solicitation to be paid by the Company. If the accompanying proxy is executed and returned, the shares represented by the proxy will be voted as specified therein. A stockholder may revoke any proxy given pursuant to this solicitation by delivering to the Company prior to the Annual Meeting a written notice of revocation or by attending the Meeting and voting in person. This notice of Annual Meeting of Stockholders, proxy statement and accompanying proxy card are first being mailed to stockholders on or about March 14, 1997.

                                VOTING SECURITIES

     At March 5, 1997, the Company had issued and outstanding 11,063,020 shares of the Company's $.001 par value common stock. The Company effected a three for one stock split on June 28, 1996, for shareholders of record on June 14, 1996. The Company has no other class of voting securities outstanding. Each stockholder voting in the election of directors may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder's shares are entitled, or may distribute such votes on the same principle among as many candidates as the stockholder chooses, provided that votes cannot be cast for more than the total number of directors to be elected at the Meeting. The seven nominees receiving the most votes at the Meeting will be elected as directors. Each share has one vote on all other matters. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting is required for approval of all items being submitted to the stockholders for their consideration.

     In accordance with Delaware law, a shareholder entitled to vote for the election of directors can withhold authority to vote for all nominees or for certain nominees for directors. Abstentions from either or both of the proposals to amend the Company's Employee Stock Option Plan or to ratify the appointment of auditors are treated as votes against the particular proposal. Broker non-votes on either or both of the proposals to amend the Company's Employee Stock Option Plan or to ratify the appointment of auditors are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on the proposal as to which there is the broker non-vote.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     At the Meeting, the stockholders will elect a board of seven directors for a term extending until the 1998 annual meeting of stockholders of the Company and until their respective successors have been elected and qualify. The Board of Directors has nominated for election or re-election as directors: Roger R. Brodersen, Robert S. Herman, David K. Karnes, J. Michael Parks, Jay E. Ricks, Greg T. Sloma and Roger W. Wallace. All of the nominees presently are serving as directors of the Company. Proxies may be voted for seven directors.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the By-Laws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     Set forth below is certain information as of March 5, 1997, with respect to the nominees for election as directors of the Company. The information relating to their respective business experience was furnished to the Company by such persons.



Nominee             Age  Positions and Offices with the Company   Director Since
-------             ---  --------------------------------------   --------------
Roger R. Brodersen  51  Chairman of the Board,                         1984
                        Chief Executive Officer and Director

Robert S. Herman    44  Senior Vice President and Director             1984

David K. Karnes     48  Director                                       1989

J. Michael Parks    46  Director                                       1990

Jay E. Ricks        64  Director                                       1995

Greg T. Sloma       45  President, Chief Operating Officer             1993
                        and Director

Roger W. Wallace    40  Senior Vice President and Director             1984


     Mr. Brodersen has served as Chairman of the Board and Chief Executive Officer of the Company since 1984. Mr. Brodersen served as President of the Company from 1984 to 1995.

     Mr. Herman has served as Senior Vice President of the Company since 1989. He served as Vice President of the Company from 1984 to 1989.

     Mr. Karnes has served as President and Chief Executive Officer of The Fairmont Group, Inc., a financial services and consulting firm, since 1989. He is currently a Director of the Federal Home Loan Bank of Topeka and served as its Chairman from 1989 to 1996. Mr. Karnes also served as a United States Senator from 1987 to 1989.

     Mr. Parks served as President and Chief Operating Officer of First Data Resources Inc. from November 1993 to December 1994 and President of the Merchant Services Group of First Data Resources Inc. from December 1991 to November 1993. He also served as President and Chief Executive Officer of Call Interactive, an affiliate of First Data Resources Inc., from 1989 to 1991. From 1976 to 1989, Mr. Parks served as President or Senior Vice President of various American Express Information Services Companies or their subsidiaries.

     Mr. Ricks has served as Chairman of Douglas Communications Corporation, an operator of cable television systems, since 1990. He was a partner in the law firm of Hogan & Hartson in Washington, D.C., from 1970 to 1990. Mr. Ricks is a director of Intelcom Group, Inc., a competitive access provider and operator of several satellite teleports, since 1992.

     Mr. Sloma has served as President of the Company since January 1996. He has served as Chief Operating Officer of the Company since January 1994. Mr. Sloma served as Executive Vice President of the Company from January 1994 to December 1995 and as Chief Financial Officer from April 1993 to December 1993. From 1983 to 1993, Mr. Sloma was a Tax Partner at Deloitte & Touche.

     Mr. Wallace has served as Senior Vice President of the Company since 1989. He served as Vice President of the Company from 1984 to 1989.

Board Meetings and Committees
-----------------------------

     The Board of Directors met four times during the fiscal year ended December 31, 1996. During fiscal 1996, with the exception of Mr. Karnes who was not present at one meeting of the Board of Directors, all directors attended all of the meetings of the Board of Directors, and related committees on which they served. The Company does not have a Standing Nominating Committee.

     The Audit Committee recommends the selection of the independent auditors, reviews the scope of the audits performed by them and reviews their audit report and any recommendations made by them relating to internal financial controls and procedures. Members of the Audit Committee, which met twice during fiscal 1996, are David K. Karnes, J. Michael Parks and Jay E. Ricks.

     The Compensation Committee reviews and makes recommendations to the Board of Directors regarding officers' compensation and the Company's employee benefit plans; provided, however, the Compensation Committee administers the Company's Stock Option Plan of 1989 through its Stock Option Plan Subcommittee, consisting of all members of the Compensation Committee other than Greg T. Sloma. Members of the Compensation Committee, which met once during fiscal 1996, are David K. Karnes, J. Michael Parks, Jay E. Ricks and Greg T. Sloma.

Directors Compensation
----------------------

     During fiscal 1996, each member of the Board of Directors who was not an employee of the Company received $1,000 for each Board of Directors meeting attended, $400 for each Audit Committee meeting attended and $1,000 for the Compensation Committee meeting attended. Non-employee members of the Board of Directors also receive awards under the Company's Non-Employee Directors Stock Option Plan (the "Non-Employee Directors Plan"). Stock option grants under the Non-Employee Directors Plan are automatic and occur each time a non-employee director is elected, re-elected or appointed a director of the Company. In 1996, David K. Karnes, J. Michael Parks and Jay E. Ricks each received an option to purchase 6,000 shares of the Company's common stock at an exercise price of $17.33 per share. The Non-Employee Directors Plan has been amended for fiscal year 1997 to reduce from 6,000 to 4,500 the number of shares for which options are to be awarded to each non-employee director. The exercise price of options granted under the Non-Employee Directors Plan is the fair market value of the common stock on the date of the option grant.

              OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to the beneficial ownership of the Company's common stock by each person or group who, as of March 5, 1997, to the knowledge of the Company, beneficially owned more than 5% of the Company's common stock:


Name and Address of                    Amount and Nature              Percent of
 Beneficial Owner                        Of Ownership                    Class
-------------------                    -----------------              ----------

Roger R. Brodersen                        1,648,355(1)                     14.9%
16705 Ontario Plaza
Omaha, NE 68130

Furman Selz Incorporated                  1,090,110(2)                      9.9%
230 Park Avenue
New York, NY 10169

Wanger Asset Management, L.P.,            1,053,800(3)                      9.5%
 Wanger Asset Management Ltd.,
 and Ralph Wanger
227 West Monroe, Suite 3000
Chicago, IL 60606

Acorn Investment Trust,                     750,000(4)                      6.8%
 Series Designated Acorn Fund
227 West Monroe Street, Suite 3000
Chicago, IL 60606

Peter H. Kamin and Peak Investment          620,400(5)                      5.6%
 Limited Partnership as a group
One Financial Center, Suite 1600
Boston, MA 02111
----------------------------------

(1) This includes 80,000 shares subject to options exercisable within 60 days of March 5, 1997, 39,150 shares held in a trust for the benefit of Mr. Brodersen's children, 36,999 shares beneficially owned by Mr. Brodersen's spouse, and 19,137 shares allocated to Mr. Brodersen through his participation in the Company's 401(k) Savings Plan.

(2) According to a Schedule 13G dated February 14, 1997, Furman Selz Incorporated has sole voting and sole dispositive power over such shares.

(3) According to a Schedule 13G dated February 14, 1997, Wanger Asset Management, L.P., Wanger Asset Management Ltd., and Ralph Wanger have shared voting and shared dispositive power over such shares. Such shares include 750,000 shares also shown in this table as beneficially owned by Acorn Investment Trust, Series Designated Acorn Fund. Wanger Asset Management, L.P. serves as investment adviser to such trust. Wanger Asset Management Ltd. is the general partner of Wanger Asset Management, L.P. Ralph Wanger is the principal stockholder of Wanger Asset Management Ltd.

(4) According to a Schedule 13G dated February 14, 1997, Acorn Investment Trust has shared voting and shared dispositive power over such shares. Such shares also are shown in this table as beneficially owned by Wanger Asset Management, L.P. which is the investment advisor of Acorn Fund.

                                       4

 (5) According to a Schedule 13D, amended through December 30, 1994, and a telephone conversation by the Secretary of the Company with Peter H. Kamin on January 31, 1997, Peak Investment Limited Partnership ("Peak") is the beneficial owner of 585,400 of these shares for which it has sole voting and sole dispositive power. Peter H. Kamin is the sole general partner of Peak with sole voting and sole dispositive power over the shares owned by Peak and therefore also may be deemed to be the beneficial owner of such 585,400 shares. According to the Schedule 13D, as modified by such telephone conversation, Mr. Kamin also is the beneficial owner of an additional 35,000 shares for which he has sole voting and sole dispositive power.

The following table sets forth information as to the shares of common stock of the Company beneficially owned as of March 5, 1997, by each director of the Company, by each nominee for election as a director of the Company, by each of the executive officers named in the Summary Compensation Table beginning on page 6, and by all directors and executive officers of the Company as a group:


                                            Amount and Nature         Percent of
        Beneficial Owner                    of Ownership ( 1)          Class (2)
------------------------------------       ------------------          ---------

Roger R. Brodersen                           1,648,355 ( 3)                14.9%

Robert S. Herman                               432,154 ( 4)                 3.9%

David K. Karnes                                 61,935 ( 5)                    *

James J. Marquiss                              138,586 ( 6)                 1.3%

J. Michael Parks                                44,999 ( 7)                    *

Jay E. Ricks                                    16,500 ( 8)                    *

Greg T. Sloma                                  152,349 ( 9)                 1.4%

Roger W. Wallace                               277,230 (10)                 2.5%

All directors and executive officers
as a group (15 persons)                       2,911,304 (11)                26.3%

* Less than 1.0%
------------------------------------

( 1) The number of shares in the table include interests of the named persons, or of members of the directors and executive officers as a group, in shares held by the trustee of the Company's 401(k) Savings Plan. The beneficial owners have sole investment power over these shares but do not have sole voting power.

( 2) Shares subject to options exercisable within 60 days of March 5, 1997 are deemed to be outstanding for the purpose of computing the percentage ownership of persons beneficially owning such options but have not been deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

( 3) Includes 80,000 shares subject to options exercisable within 60 days of March 5, 1997, 39,150 shares which are held in trust for Mr. Brodersen's children, 36,999 shares beneficially owned by Mr. Brodersen's spouse, and 19,137 shares allocated to Mr. Brodersen through his participation in the Company's 401(k) Savings Plan.

                                       5

( 4) Includes 92,048 shares subject to options exercisable within 60 days of March 5, 1997, 6,645 shares beneficially owned by Mr. Herman's spouse, and 15,779 shares allocated to Mr. Herman through his participation in the Company's 401(k) Savings Plan.

( 5) Includes 32,499 shares subject to options exercisable within 60 days of March 5, 1997.

( 6) Includes 63,874 shares subject to options exercisable within 60 days of March 5, 1997 and 14,712 shares allocated to Mr. Marquiss through his participation in the Company's 401(k) Savings Plan.

( 7) Includes 30,999 shares subject to options exercisable within 60 days of March 5, 1997.

( 8) Includes 13,500 shares subject to options exercisable within 60 days of March 5, 1997.

( 9) Includes 123,000 shares subject to options exercisable within 60 days of March 5, 1997, 4,212 shares beneficially owned by Mr. Sloma's children and 22,687 shares allocated to Mr. Sloma through his participation in the Company's 401(k) Savings Plan.

(10) Includes 92,048 shares subject to options exercisable within 60 days of March 5, 1997, 4,500 shares beneficially owned by Mr. Wallace's spouse, and 15,832 shares allocated to Mr. Wallace through his participation in the Company's 401(k) Savings Plan.

(11) Includes 654,370 shares subject to options exercisable within 60 days of March 5, 1997, 39,150 shares held in trust for the children of executive officers and directors, 52,356 shares owned beneficially by spouses or children of executive officers and directors, and 96,666 shares allocated to executive officers through their participation in the Company's 401(k) Savings Plan.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company for the fiscal year ended December 31, 1996.

                           Summary Compensation Table
------------------------------------------------------------------------------------------

                                                               Long Term
                                      Annual Compensation     Compensation
                                  --------------------------- ------------

           (a)              (b)     (c)     (d)         (e)       (f)           (g)
-------------------------- -----  ------- ---------  --------  ----------  ---------------
                                                     Other     Securities
                                                     Annual    Underlying
Name and Principal                                   Compen-    Options      All Other
    Position               Year   Salary   Bonus     sation(1)  (shares)   Compensation(2)
-------------------------- ----   -------  --------  ---------  ---------  ---------------
Roger R. Brodersen         1996  $179,172   $112,178   $0      240,000(3)     $9,500
Chairman, &                1995   172,000    147,897    0       30,000         9,240
Chief Executive Officer    1994   165,000     80,217    0       30,000         9,240

Greg T. Sloma              1996   145,996    147,707(4) 0       16,500(5)      9,500
President &                1995   140,000    131,466    0       18,000         9,240
Chief Operating Officer    1994   135,000     65,712    0       18,000         2,464

Robert S. Herman           1996   120,865     97,707    0        7,500         9,500
Senior Vice President      1995   115,000    131,466    0       15,000         9,240
                           1994   110,000     71,304    0       15,000         6,160

Roger W. Wallace           1996   120,858    108,390    0        7,500         9,170
Senior Vice President      1995   115,000    126,227    0       15,000         9,240
                           1994   110,000     70,108    0       15,000         7,204

James J. Marquiss          1996   120,858    108,390    0        6,000         9,170
Senior Vice President      1995   115,000    125,843    0       12,000         9,240
                           1994   110,000     62,540    0        9,000         6,902

                                       6


(1) Excludes perquisites and other benefits because the aggregate of such compensation was less than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) The amounts included in the All Other Compensation column represent 401(k) matching contributions made by the Company.

(3) This amount includes 225,000 shares underlying a replacement option issued to Mr. Brodersen in exchange for the surrender of outstanding, unexpired and unexercised options to acquire an aggregate of 117,999 shares previously awarded to Mr. Brodersen under the Company's Stock Option Plan of 1989. See Footnote 2 to the table captioned Option Grants In Last Fiscal Year for additional information concerning such replacement option.

(4) This amount includes a $50,000 bonus awarded to Mr. Sloma for his performance related to the acquisition of Broadcast Partners by the Company.

(5) This amount includes 7,500 shares subject to an option awarded to Mr. Sloma for his performance related to the acquisition of Broadcast Partners by the Company.

     The following table shows, as to the Chief Executive Officer and the four remaining most highly compensated executive officers of the Company, information about stock option grants in fiscal 1995. The Company does not grant any Stock Appreciation Rights.


                        Option Grants In Last Fiscal Year
-------------------------------------------------------------------------------
                                Individual Grants
-------------------------------------------------------------------------------

      (a)               (b)           (c)          (d)         (e)       (f)
------------------  -----------  ------------  -----------  --------- ---------
                      Number of
                     Securities  Percent of
                     Underlying  Total Options
                      Options    Granted to     Exercise              Grant Date
                      Granted    Employees In     Price     Expiration  Present
     Name            (shares)(1)  Fiscal 1995  (Per share)     Date    Value (4)
------------------  -----------  ------------  -----------  --------- ----------

Roger R. Brodersen  240,000(2)   46.1%         $15.50       1-05-06   $1,974,900

Greg T. Sloma         9,000       1.7%          15.50       1-05-06       74,100
                      7,500(3)    1.4%          20.83       5-13-06       82,900

Robert S. Herman      7,500       1.4%          15.50       1-05-06       61,700

Roger W. Wallace      7,500       1.4%          15.50       1-05-06       34,100

James J. Marquiss     6,000       1.2%          15.50       1-05-06       27,300

(1) Except as indicated in the footnotes to this table, the options referred to in this table were granted by the Stock Option Plan Committee on January 5, 1996 under the Company's Stock Option Plan of 1989.

                                       7

(2) This amount includes 225,000 shares underlying a replacement option issued to Mr. Brodersen in exchange for the surrender of outstanding, unexpired and unexercised options to acquire an aggregate of 117,999 shares of common stock of this corporation previously awarded to Mr. Brodersen under the Company's Stock Option Plan of 1989. The surrendered options exercisable for 117,999 shares were considered for tax purposes as Incentive Stock Options (ISO's), whereas, the replacement option for 225,000 shares is considered for tax purposes as a Non-Qualified Stock
     Option. The weighted average exercise price per share of the surrendered options was $6.28, while the exercise price of the replacement option was the fair market value of the common stock on January 5, 1996 or $15.50 per share.

(3) This amount represents shares underlying an option awarded to Mr. Sloma on May 13, 1996 for his performance related to the acquisition of Broadcast Partners by the Company.

(4) As suggested by the Securities & Exchange Commission's rules on executive compensation, the Company used the Black-Scholes model of option valuation to determine grant date present value. The Company does not necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model.



     The following table provides information on option exercises in fiscal 1996 and the value of unexercised options at December 31, 1996 for the Chief
Executive Officer and the four remaining most highly compensated executive officers.

                 Aggregated Option Exercises In Last Fiscal Year
                        and Fiscal Year End Option Values
----------------------------------------------------------------------------------------------
                                          Number of Securities
                     Shares              Underlying Unexercised         Value of Unexercised
                    Acquired                Options at Fiscal          In-the-Money Options
                       On      Value        Year End (shares)          At Fiscal Year End(1)
                                        -----------  -------------  -----------  -------------
      Name          Exercise  Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
------------------  --------  --------  -----------  -------------  -----------  -------------
Roger R. Brodersen     -           $ 0          0       240,000             $0    $1,440,000

Greg T. Sloma.         -             0     85,500        57,000      1,395,500       709,500

Robert S. Herman       -             0     79,548        22,500      1,314,500       268,400

Roger W. Wallace       -             0     79,548        22,500      1,314,500       268,400

James J. Marquiss      -             0     54,874        17,000        908,900       202,000

(1) The closing "bid" price of the Company's common stock as quoted by NASDAQ on December 31, 1996 was $21.50. The values shown are computed based upon the difference between this price and the exercise price of the underlying options.

Performance Graph

     The following performance graph compares the performance of the Company's common stock to the Center for Research in Securities Prices (CRSP) Total Return Index for the NASDAQ Stock Market (U.S. Companies) and to the CRSP Total Return Industry Index for NASDAQ Telecommunications Stocks. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1991.

                                                                   Nasdaq
                                     Nasdaq Total            Telecommunications
Year               DTN               Return Index               Industry Index
----               ---               ------------             ------------------
1991               100                    100                         100
1992               118                    116                         123
1993               219                    134                         189
1994               142                    131                         158
1995               410                    185                         207
1996               556                    227                         212

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Compensation Philosophy
-----------------------

     The Company strives to apply a consistent philosophy on compensation for all employees, including senior management. The goals of the compensation program are to directly link compensation with corporate profitability and the enhancement of the underlying value of the Company's business. The following objectives are used by the Company and the Compensation Committee as guidelines for compensation decisions:

         o Provide a competitive total compensation package that allows the Company to attract and retain the best people possible.

         o The Company pays for performance. Employees are rewarded based upon corporate performance, business unit performance and individual performance.

         o Provide variable compensation programs that are linked with the performance of the Company and that align executive compensation with the interests of shareholders.

Compensation Program Components
-------------------------------

     The Committee annually reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The components of the compensation program for executive officers, which are comparable to those used for all employees, are outlined below.

     Base Salary - Base pay levels are determined by reviewing competitive positions in the market, including comparisons with companies of similar size, complexity and growth rates. Modest increases in base salary were recommended by senior management for fiscal 1996 for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and the Committee acted in accordance with this recommendation.

     Annual Incentive Compensation - The large majority of the Company's employees, including the executive officers, participate in an annual bonus plan. For fiscal 1996, the bonus pool was eight percent of the Company's income before income taxes and depreciation and amortization expenses of which approximately 75% was earned and will be paid. The five executive officers named in the Summary Compensation Table received approximately thirty-three percent of this bonus pool.

     Stock Option Program - The purpose of this program, which is available to the large majority of employees, is to provide additional incentives to employees to work to maximize long-term shareholder value. It also uses vesting periods to encourage key employees to continue in the employ of the Company. The number of stock options granted to executive officers is based on competitive practices.

CEO Compensation
----------------

     The factors and criteria upon which Mr. Brodersen's compensation was based for fiscal year 1996 are the same as those considered by the Committee in establishing the compensation program for all of the executive officers of the Company as outlined above. The annual base salary of Mr. Brodersen was established by the Committee on February 29, 1996 for the calendar year 1996. The Committee's decision was based on Mr. Brodersen's personal performance of his duties and on salary levels to chief executive officers of companies of similar size, complexity and growth rates.

      Mr. Brodersen's 1996 fiscal year incentive cash compensation was based on the actual financial performance of the Company. His annual cash bonus award was based on the bonus pool described above and represented approximately seven percent of the bonus pool awarded for 1996.

      An option grant for 15,000 shares was awarded to Mr. Brodersen under the Company's Employee Stock Option Plan based upon his performance and leadership with the Company. The grant placed a significant portion of his total compensation at risk, since the value of the option depends on the appreciation of the Company's common stock over the option term. On January 5, 1996, Mr. Brodersen also surrendered unexpired and unexercised options previously awarded to him under the plan in exchange for a replacement option. Such replacement option was not considered as part of the Company's 1996 compensation program. It was an isolated occurrence where the Company obtained cancellation of options with exercise prices substantially below fair market value by exchanging a replacement option with additional shares and an extended option term, but with an exercise price equal to the fair market value of the common stock on the date the replacement option was granted. See Footnote 2 to the table captioned Option Grants In Last Fiscal Year for additional information concerning such replacement option.

                             Compensation Committee
                            of the Board of Directors
                            -------------------------
                                 David K. Karnes
                                J. Michael Parks
                                  Jay E. Ricks
                                  Greg T. Sloma

                                 PROPOSAL NO. 2

                     AMENDMENT TO EMPLOYEE STOCK OPTION PLAN

Description of Employee Stock Option Plan
-----------------------------------------

     The Company's Stock Option Plan of 1989 (the "Plan") provides for the grant of options to purchase shares of the Company's common stock to full-time employees of the Company. The Plan is administered by a subcommittee of the Compensation Committee of the Board of Directors consisting of the non-employee directors (the "Committee").

     Options granted under the Plan are exercisable pursuant to a three-year vesting schedule and they terminate no later than ten years from the date of their grant. If employment ends sooner than the end of an options specified exercise period, the options terminate six months after the termination of the participant's employment for any reason other than disability or death. In the event of disability or death, they terminate twelve months after such disability or death.

     The Plan currently reserves for issuance 2,100,000 shares of the Company's common stock. The maximum number of shares for which options may be granted under the Plan was adjusted from 700,000 to 2,100,000 as a result of a three for one stock split effective June 28, 1997 for stockholders of record June 14, 1996. The Board of Directors proposes the adoption of the Fifth Amendment to the Plan which accompanies this Proxy Statement as Exhibit "A" (the "Fifth
Amendment"). The Fifth Amendment will amend the Plan by increasing from 2,100,000 shares to 2,800,000 shares the total number of shares for which options may be granted under the Plan.

     Subject to the express provisions of the Plan, the Committee has complete authority, in its discretion, to interpret the Plan and select those eligible participants to whom and the terms upon which options shall be granted. No options shall be granted at an exercise price less than 100% of the fair market value of the shares at the date of the grant. As of March 5, 1997, the market value of the shares of common stock of the Company, determined by the closing "bid" price of such shares as reported by the NASDAQ system for such day, was $23.38 per share. No cash consideration is to be received by the Company for the granting of options pursuant to the Plan.

     In the event of any changes in the number of issued shares through stock splits, dividends, or other change in capitalization, the total number of shares under the Plan is to be adjusted so that the aggregate consideration due the Company and the value of each benefit shall not change.

Plan Activity
-------------

     As of March 5, 1997, options to purchase an aggregate of 388,344 shares of common stock issued under the Plan had been exercised, and options to purchase 1,587,576 shares were outstanding. Without taking into account the proposed amendment to the Plan, 124,080 shares remained available for future grants as of March 5, 1997.

     The table under the caption "Option Grants in Last Fiscal Year" provides information with respect to the grant of options under the Plan to the Chief Executive Officer and the next four most highly compensated executive officers during fiscal year 1996. The following table sets forth additional information with respect to options granted under the Plan during the fiscal year 1996 to certain groups:

                                                                         Option
                                          Weighted Average               Shares
Identity of Group                          Exercise Price               Granted
---------------------------               ----------------              --------
All executive officers as a
group (12 persons)                              $15.63                   298,500

Non-executive officer
employees as a group
(approximately 610 persons)                     $15.53                   222,300


Certain United States Federal Income Tax Information
----------------------------------------------------

     The Plan provides for the issuance of both incentive stock options and non-qualified options. The two types of options are subject to differing federal income tax treatment. There generally are no federal income tax consequences either to the participant or the Company upon the grant of an option under the Plan. Upon the exercise of an incentive stock option, the participant will not recognize any income for income tax purposes, and the Company will not be entitled to a deduction for income tax purposes, although such exercise may give rise to a liability on the part of the participant under the alternative minimum tax provisions of the Internal Revenue Code. Generally, if the participant disposes of shares acquired upon the exercise of an incentive stock options within two years after the date of grant or one year after the date of exercise, the participant will recognize compensation income, and the Company will be entitled to a deduction for income tax purposes, in the amount of the excess of the fair market value of the shares of common stock of the Company on the date of exercise over the option exercise price (or the gain upon such sale, if less). Otherwise, the Company will not be entitled to any deduction for income tax purposes upon the disposition of such shares, and the participant's entire gain will be treated as a capital gain. Upon the exercise of a non-qualified stock option, the amount by which the fair market value of the common stock of the Company on the date of exercise exceeds the option exercise price generally will be taxable to the participant as compensation income and generally will be deductible for income tax purposes by the Company. The disposition of shares of common stock of the Company acquired upon the exercise of a non-qualified stock option generally will result in a capital gain or loss for the participant but will have no tax consequences for the Company.

Amendment To Employee Stock Option Plan
---------------------------------------

     The Board of Directors has unanimously approved, and recommends to the stockholders for their approval and adoption, the Fifth Amendment to the Plan which will increase from 2,100,000 to 2,800,000 the total number of shares for which options may be granted under the Plan. The Board of Directors has determined that the ability of the Company to continue to attract and retain highly qualified employees will be enhanced by the continued grant of options under the Plan and, accordingly, recommends a vote FOR adoption of the Fifth Amendment. The affirmative vote of a majority of the shares of the Company's common stock present in person or by proxy at the meeting is required for the adoption of the Fifth Amendment.

     The full text of the amended Plan is available to any shareholder without charge by oral or written request to the Company Secretary, Data Transmission Network Corporation, 9110 West Dodge Road, Suite 200, Omaha, NE 68114, telephone
(402) 390-2328. A copy of the Plan document will be sent by first class mail to the requesting party promptly upon receipt of the request by the Company Secretary.

                                 PROPOSAL NO. 3

                       APPROVAL OF APPOINTMENT OF AUDITORS

     The Board of Directors has, upon the recommendation of the Audit Committee, appointed the firm of Deloitte & Touche LLP to audit the Company's financial statements for the fiscal year ending December 31, 1997, subject to ratification by the stockholders of the Company. Deloitte & Touche LLP served as the Company's auditors for the 1996 fiscal year.

     Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and voting at the Meeting. If the stockholders should not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will reconsider the appointment.

     A representative of Deloitte & Touche LLP is expected to be present at the Meeting, will have an opportunity to make a statement if desired, and will be available to respond to appropriate stockholder questions.

     The Board of Directors recommends a vote FOR the approval of the appointment of Deloitte & Touche LLP as independent auditors for the Company.

                          TRANSACTIONS WITH MANAGEMENT

    No reportable transactions occurred during fiscal 1996 between the Company and its officers and directors.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following directors served on the Compensation Committee of the Company's Board of Directors: David K. Karnes, J. Michael Parks, Jay E. Ricks and Greg T. Sloma. Mr. Sloma, because he is an officer and employee of the Company, abstains from all votes dealing with officer compensation. Also, only Mr. Karnes, Mr. Parks and Mr. Ricks are members of the Stock Option Plan Subcommittee of the Compensation Committee which administers the Company's Stock Option Plan of 1989.

                  STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders for which consideration is desired at the 1998 Annual Meeting of Stockholders must be received by the Company no later than December 31, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1996, its executive officers, directors and holders of more than 10% of the Company's common stock complied with all Section 16(a) filing requirements, with the following exception. James J. Marquiss, an officer, filed one late Form 4 for the month of November 1996 with respect to a single transaction involving shares of the Company's Common Stock sold by him during such month. In making these statements, the Company has relied solely upon a review of Forms 3 and 4 furnished to the Company during its most recent fiscal year, Forms 5 furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in the Proxy Statement. However, if any other matters should properly come before the meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgement.

                                  MISCELLANEOUS

     The cost of solicitation of proxies will be borne by the Company. The Company will, upon request, reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegram or telephone without additional compensation. The Company has retained First National Bank of Omaha, the Company's stock transfer agent, to assist in the distribution and solicitation of proxies at a cost of approximately $3,000, including the reimbursement of certain expenses.

     The Company's Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on March 5, 1997. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of this proxy solicitation material nor as having been incorporated herein by reference.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on page 10 and the Performance Graph on page 9 shall not be incorporated by reference into any such filings.

                                                   THE BOARD OF DIRECTORS

Omaha, Nebraska
March 10, 1997


     A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, DATA TRANSMISSION NETWORK CORPORATION, 9110 WEST DODGE ROAD, SUITE 200, 0MAHA, NEBRASKA 68114.

                                    Exhibit A

                               FIFTH AMENDMENT TO
                      DATA TRANSMISSION NETWORK CORPORATION
                            STOCK OPTION PLAN OF 1989

                                    PREAMBLE

     Data Transmission Network Corporation, a Delaware corporation (the "Company"), adopted the Data Transmission Network Corporation Stock Option Plan of 1989 (the "Plan") effective as of February 15, 1989. The Plan was previously amended by a First Amendment effective as of January 15, 1990, a Second Amendment effective as of January 2, 1991, a Third Amendment effective as of May 1, 1991 and a Fourth Amendment effective as of January 3, 1994. In addition, in accordance with Section 4 of Article I of the Plan, the terms of the Plan were adjusted to reflect the effect of a three for one stock split implemented by the Company on June 28, 1997. Section 1 of Article III of the Plan provides that the Board of Directors of the Company or any authorized committee of the Board of Directors may from time to time amend the Plan with shareholder approval required under certain circumstances. Except as modified by or specifically defined in this Fifth Amendment, capitalized terms used in this Fifth Amendment shall have the meanings given to such terms in the Plan.

                                    AMENDMENT

     Subject to ratification and approval by the shareholders of the Company at their annual meeting to be held on the 23rd day of April, 1997, the Plan is hereby amended, effective as of May 1, 1997, as follows:

     1. Subsections (a) and (b) of Section 1 of Article II of the Plan shall be amended by increasing from 2,100,000 to 2,800,000 Shares the total number of Shares for which Options may be granted under the Plan.

     2. Except as specifically amended by this Fifth Amendment, the Plan, as previously amended, shall remain in full force and effect and is hereby ratified and confirmed.

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                                       17

                      DATA TRANSMISSION NETWORK CORPORATION
                         9110 West Dodge Road, Suite 200
                                 Omaha, NE 68114

                  DATA TRANSMISSION NETWORK CORPORATION PROXY
            Annual Meeting of Stockholders To Be Held April 23, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Roger R. Brodersen and Brian L. Larson, or either of them, as proxies of the undersigned, with full power of substitution to either of them, and hereby authorizes them to vote as designated below all shares of common stock of Data Transmission Network Corporation held of record by the undersigned on March 5, 1997 at the Annual Meeting of Stockholders to be held on April 23, 1997 and at any adjournments thereof (a) on the following matters and (b) on any other matters that properly may come before the meeting or any adjournments thereof:


1.  ELECTION OF DIRECTORS

          FOR all nominees listed below (except as marked)
    -----

          WITHHOLD AUTHORITY to vote for all nominees listed below
    -----


(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), draw a line through the nominee's name below.)

    Roger R. Brodersen   Robert S. Herman     David K. Karnes   J. Michael Parks
    Jay E. Ricks         Greg T. Sloma        Roger W. Wallace


2.   PROPOSAL TO AMEND STOCK OPTION PLAN OF 1989.

          FOR
     -----

          AGAINST
     -----

          ABSTAIN
     -----


3. RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP as independent auditors of the Corporation for fiscal year ending December 31, 1997

                AGAINST                                 ABSTAIN
          ----                                     ----

This proxy will be voted as specified. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Data Transmission Network Corporation to be held on April 23, 1997 and the Proxy Statement for such meeting.

Dated                             , 1997
      ---------------------------          -----------------------------------


                                           -----------------------------------
                                                  (Signature of Stockholder)

Note: Please sign exactly as name appears on stock certificate (as Indicated on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized person. If a partnership, please sign in partnership name by a partner.